Tortoise Capital Resources Corp. Releases Fiscal 2008 Third Quarter Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan.– Oct. 09, 2008 – Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced that it has filed its Form 10-Q for the third quarter ended Aug. 31, 2008.

Recent Highlights
•
Third quarter distribution of $0.2650 per share paid Sept. 02, 2008 (annualized yield of 7.1% based on initial offering price of $15.00 per share and the fifth consecutive distribution increase since the IPO)

•	Net assets at quarter end of $119.0 million, or $13.38 per share
•	Received a substantial distribution from LONESTAR Midstream Partners LP and LSMP GP, LP (collectively LONESTAR) related to its sale of assets to Penn Virginia Resource Partners, L.P. (NYSE: PVR)
•	Millennium Midstream Partners, LP (Millennium) sold its partnership interests to Eagle Rock Energy Partners, L.P. (NASDAQ: EROC)

Portfolio and Investment Activity

Net assets at Aug. 31, 2008 were $119.0 million or $13.38 per share as compared to $121.5 million or $13.69 per share at May 31, 2008.  As of Aug. 31, 2008, the fair value of the company’s investment portfolio (excluding short-term investments) totaled $160.3 million including equity investments of $153.2 million and debt investments of $7.1 million, with 63 percent in midstream and downstream investments, 23 percent in aggregates and coal investments and 14 percent in upstream investments.  The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of Aug. 31, 2008 was 8.8 percent.

On Oct. 01, 2008, Millennium sold its partnership interests to EROC for $181 million in cash and approximately four million EROC unregistered common units. In exchange for its Millennium partnership interests, the company received $13.7 million in cash and 373,224 EROC unregistered common units with an aggregate basis of $5.0 million for total proceeds at close of approximately $18.7 million.  The company originally invested $17.5 million in Millennium, and had an adjusted cost basis of approximately $15.1 million (after reducing its basis for expected cash distributions received since investment that were treated as return of capital), resulting in a realized gain for book purposes of approximately $3.6 million.  For purposes of the capital gain incentive fee, the realized gain will be approximately $1.2 million, which excludes that portion of the fee that would be due as a result of expected cash distributions characterized as return of capital for book purposes.  The capital gains incentive fee is accrued during the year as a result of increases or decreases in the fair value of investments and realized gains or losses, but it is only paid annually if there are realization events and if the calculation defined in the Investment Advisory Agreement results in an amount due.  In addition, approximately $84,000 in cash and 253,113 units with an aggregate basis of $3.5 million will be held in escrow for 18 months, subject to customary closing adjustments.

On July 17, 2008, LONESTAR closed a transaction with Penn Virginia Resource Partners, L.P. (NYSE:  PVR) for the sale of its gas gathering and transportation assets. LONESTAR distributed substantially all of the initial sales proceeds to its limited partners but did not redeem partnership interests. On July 24, 2008, the company received a distribution of $10.5 million in cash, 468,001 newly issued unregistered common units of PVR at an aggregate basis of approximately $10.8 million, and 59,503 unregistered common units of Penn Virginia GP Holdings, L.P. (NYSE: PVG) at an aggregate basis of approximately $1.6 million.  The company characterized this distribution as approximately $20.8 million return of capital and approximately $2.1 million as realized gain from the sale of the underlying assets.  The realized gain is considered in the calculation of the accrued capital gains incentive fees as reflected in the current financial statements; however, it will not be deemed a realization event for purposes of payment of the capital gains incentive fee until such time as the LONESTAR partnership interests are sold or otherwise disposed. The company expects to receive additional unregistered PVR and PVG units which are held in escrow, due to be released to LONESTAR in the next six to twelve months along with cash distributions received on the escrow units retained by the escrow agent, subject to customary closing adjustments.

Additionally, the company expects a future cash distribution from LONESTAR of approximately $1.0 million payable on December 31, 2009 and two future contingent payments due LONESTAR for which the company’s expected portion would total approximately $9.6 million, payable in cash or common units of PVR (at PVR’s election).  The contingent payments are based on the achievement of specific revenue targets by or before June 30, 2013, and no payments are due if these revenue targets are not achieved.

On Aug. 04, 2008, the company invested an additional $1.5 million of equity in Mowood, LLC (Mowood).  The investment was used for Mowood’s subsidiary, Timberline Energy, LLC, to complete landfill gas to energy projects in Butler, Neb. and Hernando, Fla.  The Butler facility became operational in September.  Construction on the Hernando facility is complete and the facility is expected to be operational shortly.  With the completion of the Butler and Hernando facilities, Timberline will operate a high Btu facility, a direct use facility and an electricity generation facility — one of each of the three types of landfill gas to energy projects feasible under current technology.

On Aug. 04, 2008, the company invested $9.9 million in VantaCore Partners LP (VantaCore), an existing portfolio company focused on the aggregates industry.  VantaCore repaid the company’s $3.75 million term note at a three percent premium to par value.  The company reinvested the proceeds from this repayment, and an additional $6.1 million, to purchase 508,430 common units and 199 incentive distribution rights of VantaCore.  VantaCore used the proceeds from this investment to partially fund its acquisition of Southern Aggregates LLC, a sand and gravel operation located near Baton Rouge, La.  The Southern Aggregates acquisition is the third acquisition for VantaCore, and diversifies VantaCore’s earnings base and geographic footprint to include the Baton Rouge and Lafayette, La. markets.

On Sept. 26, the company invested an additional $0.5 million in Mowood in the form of a promissory note.  The note has a variable annual interest rate equal to the one-month LIBOR plus 3.75 percent and matures on Nov. 29, 2008.  Mowood plans to use the proceeds for working capital purposes.

As of Aug. 31, 2008, all portfolio companies had a risk profile rating of (1), with the exception of Quest Midstream Partners, L.P. (Quest), High Sierra Energy, LP, and High Sierra Energy GP, LLC (collectively High Sierra), each of which had a rating of (2).  Quest is re-negotiating the terms of its credit facility following announcements of an alleged misappropriation of funds by Mr. Jerry Cash, former Chairman and CEO of Quest Resource Corporation, Quest Energy Partners, L.P. and Quest Midstream Partners, L.P.  High Sierra Energy, LP also is re-negotiating the terms of its credit facility amidst tight conditions in the credit markets, further complicated by its material aggregate exposure to the SemGroup, L.P. bankruptcy in the form of unsecured trade debts.

“We are pleased to have completed two investments in the third quarter which funded growth in our portfolio companies.  Our investment in VantaCore helped to facilitate the acquisition of Southern Aggregates LLC which significantly increases the size and geographic diversification of VantaCore’s operations.  Our investment in Mowood will allow its subsidiary, Timberline Energy, LLC, to complete two additional landfill gas to energy projects.  The completion of the three initial projects will signal a change in Timberline from a development company to an operating company” said Ed Russell President.  “We believe these events, along with the sale of Millennium’s partnership interests to EROC, are positive events for our stockholders and we are pleased to see continued growth in several of our portfolio companies despite recent market turmoil.”

Capital Resources

As of Aug. 31, 2008, the principal balance outstanding on the company’s credit facility was $31.8 million at a rate of 4.24 percent.  As of Oct. 8, 2008, the company had $28.8 million of availability under its credit facility; with an outstanding principal balance of $21.2 million at a rate of 4.29 percent.

On Apr. 8, 2008, the company filed an initial shelf registration statement, and on June 19, 2008 filed a pre-effective amendment, with the Securities and Exchange Commission.  When effective, the shelf registration will allow the company to prudently raise additional capital when market conditions are acceptable.

Performance Review

The company views distributable cash flow (DCF) as the best indicator of its operating performance and distribution-paying capacity.  The Board of Directors determines the amount of distributions paid to stockholders based on DCF which is defined as distributions received from investments less total expenses.  DCF for the three months ended Aug. 31, 2008 was approximately $2.5 million, an increase over the prior quarter of approximately $0.1 million.

Distributions

In the third quarter of 2008, the Board of Directors declared a distribution of $0.2650 per share which was paid on Sept. 02, 2008. The distribution represents an annualized yield of 7.1% based upon the initial public offering price of $15.00 per share, and is the fifth consecutive distribution increase since the IPO. The company continues to pursue its investment objective of providing its stockholders with a high level of total return, with an emphasis on distribution growth.

Earnings Call

The company will host a conference call at 4:00 p.m. CDT on Oct. 09, 2008 to discuss its third quarter financial results. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (800) 218-0204

International:  (303) 262-2175

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 7:00 p.m. CDT on Oct. 09, 2008 and continuing until 11:59 p.m. CDT Oct. 23, 2008, by dialing (303) 590-3000 (U.S./Canada).  The replay access code is 11118970#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through Oct. 09, 2009.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segment, of the U.S. energy infrastructure sector. Tortoise Capital Resources seeks to provide stockholders a high level of total return, with an emphasis on distributions and distribution growth.

About Tortoise Capital Advisors, LLC
Tortoise Capital Advisors, LLC, the adviser to Tortoise Capital Resources Corp., is a pioneer in the capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy infrastructure sector. As of Sept. 30, 2008, the adviser had approximately $2.2 billion of assets under management.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Contact information
Tortoise Capital Advisors, LLC Pam Kearney, Investor Relations, (866) 362-9331, pkearney@tortoiseadvisors.com

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	August 31, 2008	November 30, 2007
	(Unaudited)
Assets
Investments at fair value, control (cost $29,645,849 and $20,521,816, respectively)	$32,655,040	$23,292,904
Investments at fair value, affiliated (cost $72,023,625 and $95,507,198, respectively)	84,914,692	98,007,275
Investments at fair value, non-affiliated (cost $42,777,633 and $31,716,576, respectively)	43,331,758	37,336,154
Total investments (cost $144,447,107 and $147,745,590, respectively)	160,901,490	158,636,333
Income tax receivable	218,935	218,935
Receivable for Adviser expense reimbursement	100,822	94,181
Interest receivable from control investments	72,850	68,686
Dividends and distributions receivable	135,602	1,419
Prepaid expenses and other assets	201,793	154,766
Total assets	161,631,492	159,174,320

Liabilities
Base management fees payable to Adviser	604,930	565,086
Accrued capital gain incentive fees payable to Adviser	1,054,745	307,611
Distribution payable to common stockholders	2,356,874	-
Payable for investments purchased	-	1,235,994
Accrued expenses and other liabilities	423,402	419,744
Short-term borrowings	31,800,000	30,550,000
Deferred tax liability	6,372,081	4,182,919
Total liabilities	42,612,032	37,261,354
Net assets applicable to common stockholders	$119,019,460	$121,912,966

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at August 31, 2008 and 945,774 issued and outstanding at
November 30, 2007 (5,000,000 authorized)	$1,370,700	$1,370,957
Capital stock, $0.001 par value; 8,893,866 shares issued and outstanding at August 31, 2008 and 8,858,168 issued and outstanding
at November 30, 2007 (100,000,000 shares authorized)	8,894	8,858
Additional paid-in capital	108,721,336	115,186,412
Accumulated net investment loss, net of deferred tax benefit	(2,822,758)	(1,565,774)
Accumulated realized gain, net of deferred tax expense	1,539,792	160,474
Net unrealized appreciation of investments, net of deferred tax expense	10,201,496	6,752,039
Net assets applicable to common stockholders	$119,019,460	$121,912,966

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$13.38	$13.76

Distributable Cash Flow	For the three	For the three	For the nine	For the nine
	months ended August 31, 2008	months ended August 31, 2007	months ended August 31, 2008	months ended August 31, 2007

Total from Investments
Distributions from investments	$2,734,812	$2,009,605	$8,129,460	$4,038,759
Distributions paid in stock (1)	621,122	-	1,558,842	-
Interest income from investments	269,235	306,738	884,588	597,614
Dividends from money market mutual funds	3,643	38,726	6,770	620,385
Other income	-	-	28,987	-
Total from Investments	3,628,812	2,355,069	10,608,647	5,256,758

Operating Expenses Before Leverage Costs and Current Taxes
Advisory fees (net of expense reimbursement by Adviser)	504,109	512,894	1,483,483	1,360,973
Other operating expenses (excluding capital gain incentive fees)	253,236	293,643	766,032	656,662
Total Operating Expenses	757,345	806,537	2,249,515	2,017,635
Distributable cash flow before leverage costs and current taxes	2,871,467	1,548,532	8,359,132	3,239,123
Leverage Costs	395,791	229,692	1,329,289	576,152
Distributable Cash Flow	$2,475,676	$1,318,840	$7,029,843	$2,662,971

DCF/GAAP Reconciliation
Distributable Cash Flow	$2,475,676	$1,318,840	$7,029,843	$2,662,971
Adjustments to reconcile to Net Investment Loss, before Income Taxes
Distributions paid in stock (1)	(621,122)	-	(1,558,842)	-
Pro forma distribution on new investment (2)	(254,215)		(254,215)
Return of capital on distributions received from equity investments	(2,306,739)	(1,552,395)	(6,497,044)	(3,516,593)
Capital gain incentive fees	340,369	170,648	(747,134)	(1,325,846)
Loss on redemption of preferred stock	-	-	-	(731,713)
Net Investment Loss, before Income Taxes	$(366,031)	$(62,907)	$(2,027,392)	$(2,911,181)

(1) Distributions paid in stock for the three and nine months ended August 31, 2008 include shares received from High Sierra Energy, LP as a distribution received in lieu of cash for their second quarter distribution paid on August 15, 2008.

(2) Consists of $254,215 as pro forma distribution on new investment in VantaCore Partners, LP common units this quarter.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended August 31, 2008	For the three months ended August 31, 2007	For the nine months ended August 31, 2008	For the nine months ended August 31, 2007
Investment Income
Distributions from investments
Control investments	$347,500	$148,080	$975,001	$148,080
Affiliated investments	1,139,402	1,328,533	4,499,082	2,661,815
Non-affiliated investments	993,695	532,992	2,401,162	1,228,864
Total distributions from investments	2,480,597	2,009,605	7,875,245	4,038,759
Less return of capital on distributions	(2,306,739)	(1,552,395)	(6,497,044)	(3,516,593)
Net distributions from investments	173,858	457,210	1,378,201	522,166
Interest income from control investments	269,235	306,738	884,588	597,614
Dividends from money market mutual funds	3,643	38,726	6,770	620,385
Other income	-	-	28,987	-
Total Investment Income	446,736	802,674	2,298,546	1,740,165

Operating Expenses
Base management fees	604,930	512,894	1,780,179	1,360,973
Capital gain incentive fees	(340,369)	(170,648)	747,134	1,325,846
Professional fees	153,157	187,014	469,039	401,862
Administrator fees	27,930	24,193	82,488	54,929
Directors' fees	22,181	25,205	66,927	73,578
Reports to stockholders	13,057	10,083	39,028	26,388
Fund accounting fees	8,652	9,294	25,690	23,571
Registration fees	7,458	14,686	22,292	22,749
Custodian fees and expenses	5,545	3,044	14,914	8,189
Stock transfer agent fees	3,403	3,180	10,172	10,460
Other expenses	11,853	16,944	35,482	34,936
Total Operating Expenses	517,797	635,889	3,293,345	3,343,481
Interest expense	395,791	229,692	1,329,289	347,402
Preferred stock distributions	-	-	-	228,750
Loss on redemption of preferred stock	-	-	-	731,713
Total Interest Expense, Preferred Stock Distributions
and Loss on Redemption of Preferred Stock	395,791	229,692	1,329,289	1,307,865
Total Expenses	913,588	865,581	4,622,634	4,651,346
Less expense reimbursement by Adviser	(100,821)	-	(296,696)	-
Net Expenses	812,767	865,581	4,325,938	4,651,346
Net Investment Loss, before Income Taxes	(366,031)	(62,907)	(2,027,392)	(2,911,181)
Current tax benefit	-	42,732	-	42,732
Deferred tax benefit (expense)	139,090	(5,109)	770,408	742,149
Net Investment Loss	(226,941)	(25,284)	(1,256,984)	(2,126,300)

Realized and Unrealized Gain (Loss) on Investments
Net realized gain on investments, before deferred tax expense	2,224,706	-	2,224,706	13,712
Deferred tax expense	(845,388)	-	(845,388)	(5,211)
Net Realized Gain on Investments	1,379,318	-	1,379,318	8,501
Net unrealized appreciation of control investments	234,767	615,708	238,103	789,662
Net unrealized appreciation of affiliated investments	641,373	68,414	10,390,990	2,034,365
Net unrealized appreciation (depreciation) of non-affiliated investments	(3,309,808)	(1,821,769)	(5,065,454)	5,686,094
Net unrealized appreciation (depreciation), before deferred taxes	(2,433,668)	(1,137,647)	5,563,639	8,510,121
Deferred tax benefit (expense)	924,795	432,306	(2,114,182)	(3,233,846)
Net Unrealized Gain (Loss) on Investments	(1,508,873)	(705,341)	3,449,457	5,276,275
Net Realized and Unrealized Gain (Loss) on Investments	(129,555)	(705,341)	4,828,775	5,284,776

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$(356,496)	$(730,625)	$3,571,791	$3,158,476

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$(0.04)	$(0.08)	$0.40	$0.43

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	8,893,866	8,840,487	8,876,079	7,387,780